UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 11, 2022

TONIX PHARMACEUTICALS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-36019	26-1434750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Main Street, Chatham, New Jersey 07928

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (862) 904-8182

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TNXP	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On July 11, 2022, Tonix Pharmaceuticals Holding Corp. (the “Company”) issued a press release announcing the development of its TNX-601 ER (tianeptine oxalate extended-release tablets) product candidate, a naloxone-free formulation of its TNX-601 product candidate designed to confer abuse-deterrence, for the treatment of major depressive disorder (“MDD”), posttraumatic stress disorder, and neurocognitive dysfunction associated with corticosteroid use. A copy of the press release which discusses this matter is furnished hereto as Exhibit 99.01, and incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.01 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the United States Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the United States Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

On July 11, 2022, the Company issued a press release announcing the development of TNX-601 ER. The proposed mechanism of action of TNX-601 ER is distinct from traditional monoaminergic antidepressants in the U.S. Tianeptine has been linked to illicit misuse at much higher doses than those reported to be effective in the treatment of MDD. TNX-601 ER is a naloxone-free tablet formulated with inactive ingredients that the Company believes will make the tablet more difficult to adulterate for misuse and abuse, while maintaining extended-release characteristics, even if the tablet is subjected to physical manipulation or chemical extraction. The potentially abuse deterrent ingredients include gel forming polymers which impede extraction, and excipients which cause nasal irritation. In addition, the tablet’s hardness makes it difficult to crush, cut or grind to fine particle size, which hinders efforts to misuse by insufflation or intravenous routes. As tianeptine’s unique metabolic pathway is independent of the hepatic P450 system, the Company believes that TNX-601 ER has a reduced risk of drug-drug interactions compared to most antidepressants. TNX-601 ER is designed for once daily dosing, which is believed to provide an adherence advantage relative to the three times per day dosing of other immediate-release sodium salt products currently available outside of the U.S.

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the development of TNX-601 ER, the Company’s product development, clinical trials, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statement that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the SEC. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit No.	Description.
	99.01 104	Press release of the Company, dated July 11, 2022 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TONIX PHARMACEUTICALS HOLDING CORP.

Date: July 11, 2022	By:	/s/ Bradley Saenger
Bradley Saenger
Chief Financial Officer